As filed with the Securities and Exchange Commission on May 15, 1996
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------
                           SOUTHERN ENERGY HOMES, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

            Delaware                                          63-1083246
(State Or Other Jurisdiction Of                            (I.R.S. Employer
 Incorporation Or Organization)                          Identification Number)

      Highway 41 North, P.O. Box 390, Addison, Alabama 35540 (205) 747-8589
          (Address, Including Zip Code, And Telephone Number, Including
             Area Code, Of Registrant's Principal Executive Offices)
                           --------------------------
                         PAUL J. HARTNETT, JR., ESQUIRE
                         BROWN, RUDNICK, FREED & GESMER
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 856-8200
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)
                           --------------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------
                                                            Proposed
                                           Proposed          Maximum
 Title of Each Class of      Amount         Maximum         Aggregate      Amount of
    Securities to Be         to Be       Offering Price      Offering    Registration
       Registered          Registered     Per Share(1)       Price(1)          Fee
- ---------------------------------------------------------------------------------------

Common Stock, $ .0001      1,000,000        $17.6875       $17,687,500     $6,099.14
par value                    Shares
- ---------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 8, 1996

                           --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                    SUBJECT TO COMPLETION, DATED MAY 15, 1996

PROSPECTUS

                                1,000,000 Shares

                           Southern Energy Homes, Inc.

                                  Common Stock

                              --------------------

    All of the 1,000,000 shares of Common Stock (the "Common Stock") of Southern Energy Homes, Inc. (the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, by a certain stockholder of the Company (the "Selling Stockholder"). See "Selling Stockholder."

    The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "SEHI." On May 14, 1996, the last reported sale price on the Nasdaq National Market for the Common Stock was $20.00 per share.

    The Selling Stockholder has advised the Company that it may sell, from time to time, all or part of the shares covered by this Prospectus through any of several methods, including ordinary brokerage transactions or block transactions on the Nasdaq National Market at market prices, or in privately negotiated transactions at prices agreed upon by the parties. See "Plan of Distribution."

    The Company will not receive any proceeds from the sale of the shares covered by this Prospectus, and the Selling Stockholder will bear all expenses incurred in effecting the registration of such shares, including all registration and filing fees, and legal and accounting fees for counsel of the Company. In addition, the Selling Stockholder will bear all brokerage or underwriting expenses or commissions, if any, applicable to the shares.

                                  -------------

    See "Risk Factors" beginning on page 3 for a discussion of certain factors relevant to an investment in the shares of Common Stock.
                                  -------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE



                  The date of this Prospectus is May __, 1996.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, at prescribed rates. The Company's Common Stock is listed on the Nasdaq National Market, and reports, proxy statements and certain other information concerning the Company can also be inspected at the offices of Nasdaq Operations, 1735 K Street NW, Washington, D.C.
20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the Common Stock being offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in such Registration Statement and the exhibits and schedules thereto to which reference is hereby made. The statements in this Prospectus as to the contents of such Registration Statement are qualified in their entirety by such reference. The Registration Statement, together with its exhibits and schedules, may be inspected without charge at the Public Reference Section of the Commission in Washington, D.C. at the address noted above, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1996; and
(3) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, originally filed with the Commission on February 8, 1993, as amended on March 10, 1993.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above, excluding exhibits thereto. Requests for such documents should be submitted in writing to the Corporate Secretary at the corporate headquarters of the Company at Highway 41 North, P.O. Box 390, Addison, Alabama 35540, or by telephone at (205) 747-8589.

      The audited consolidated financial statements of the Company incorporated herein by reference should only be read in conjunction with the discussion of legal matters noted in footnote no. 6 to the financial statements included in The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1996.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is (or is deemed to be) incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

                                  -------------

      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances create an implication that the information herein is correct as of any time subsequent to its date.

                                   THE COMPANY

      The Company is a producer of manufactured homes sold primarily in the southeastern and south-central United States. The Company operates ten manufacturing facilities (seven in Alabama, one in Texas, one in North Carolina and one in Pennsylvania) to produce homes sold in 27 states. The Company's homes are sold through approximately 440 independent dealers at approximately 610 locations.

      The Company was incorporated in Alabama in February 1982 and reincorporated in Delaware in January 1993. The Company's principal executive offices are located at Highway 41 North, Addison, Alabama 35540 and its telephone number is (205) 747-8589.

                                  RISK FACTORS

      In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing any of the shares of Common Stock offered hereby.

      The Manufactured Housing Market and Effects of Changes in Economic Conditions. The manufactured housing market is highly cyclical and seasonal and is affected to some extent by the same economic factors which impact the broader housing market. Historically, most sectors of the home-building industry have been affected by, among other things, changes in general economic conditions, levels of consumer confidence, employment and income, housing demand, availability of financing and interest rate levels.

      Availability of Home Buyer Financing; Finance Subsidiary. Home buyers normally secure financing from third-party lenders. The availability, interest rates and other costs of such financing are important to the Company's sales and are dependent on the lending practices of financial institutions, governmental policies and other conditions, all of which are beyond the control of the Company. Interest rates for manufactured home loans are generally higher and the terms of the loans shorter than for site-built home loans. While the Company has acquired a finance subsidiary, Wenco Finance, Inc. ("Wenco"), in order to originate and service consumer loans, primarily for homes manufactured by the Company, Wenco is currently in a start-up phase of operation, and there can be no assurance that Wenco will be able to provide significant levels of financing for home buyers or that such financing activities will not adversely impact the Company's profitability.

      Availability and Pricing of Raw Materials. The Company's costs of operations can be significantly affected by the availability and pricing of raw materials. While the Company has not experienced any shortages in raw materials, lumber prices are volatile and are subject to increase on short notice. Historically, the Company has been able to adjust its prices to reflect a significant portion of these cost increases, but increases in costs cannot always be reflected in the Company's prices, and consequently may adversely impact the Company's profitability.

      Focus on Southeastern and Southcentral Markets. The Company's primary market areas are the southeastern region (which includes the states of Florida, Georgia, North Carolina, South Carolina, Virginia and West Virginia) and the southcentral region (which includes the states of Alabama, Arkansas, Kentucky, Louisiana, Mississippi, Missouri, New Mexico, Oklahoma, Tennessee and Texas). While the Company believes that these two regions historically have been strong regions for the manufactured housing industry, demographic factors and economic conditions affecting these regions, such as a decline in employment in the manufacturing, mining, agricultural, and oil industries, may adversely affect the Company's sales.

      Execution of Expansion Plans. A significant portion of the Company's anticipated growth in sales and operating profit is predicated on its expansion plans. Management believes that sales growth can be achieved by increasing the Company's presence in its existing geographic markets and by expanding its market area through the acquisition and development of new manufacturing facilities. The ability of the Company to implement its expanded plans will depend upon the adequacy of its capital resources, management's ability to oversee expanded operations, the availability of suitable manufacturing sites within the Company's targeted market areas, and general economic conditions. No assurance can be given that sufficient demand will exist for the Company's products following such expansion or that these expansion plans will otherwise be carried out successfully.

      Labor. The ability of the Company to add new manufacturing facilities and to increase production at existing facilities is dependent on the availability of semi-skilled workers. There can be no assurance that the supply of semi-skilled workers in the geographic areas in which the Company's facilities are located will be sufficient to permit the Company to implement its expansion plans.

      Quarterly Earnings Fluctuations. The Company's quarterly earnings are affected by, among other factors, seasonality in the Company's business, the timing of new facility openings and the timing of large-quantity orders from outside the dealer network, which may be received from time to time. The seasonality of the Company's earnings reflects the buying patterns of manufactured home buyers, whose purchases generally occur between April and September. In addition to seasonal fluctuations, the Company's quarterly earnings fluctuate significantly based on the timing of new facility acquisitions and large-quantity orders from outside the dealer network, such as the orders received from the Federal Emergency Management Agency ("FEMA") in the last quarter of 1992.

      Dependence on Key Personnel. The Company is dependent upon its senior management and, in particular, upon its founder, Wendell L. Batchelor. The loss of the services of any of the Company's executive officers could adversely affect the Company.

      Competition. The manufactured housing industry is highly competitive and the capital requirements for entry are relatively small. Competition exists at the manufacturing and retail levels in terms of price, customization to home buyers' preferences, product quality and features, warranty and repair service and the availability of dealer and retail customer financing. There are numerous firms producing manufactured homes in the southeastern and southcentral United States, many of which are in direct competition with the Company in the states where its homes are sold. Some of the Company's competitors have substantially greater manufacturing and financial resources than the Company. Manufactured homes also compete with apartments, townhouses, condominiums and site-built homes. Certain of the Company's competitors provide customers with financing from captive finance subsidiaries. While the Company believes consumer financing has generally become more available in the manufactured housing industry in recent years, and although the Company has recently acquired Wenco, a finance subsidiary which is currently in a start-up phase of operation, a contraction in consumer credit could provide an advantage to those competitors with established internal financing capabilities.

      Regulation. Manufactured homes are subject to a variety of federal, state and local laws. The National Manufactured Home Construction and Safety Standards Act of 1974 and regulations promulgated by the Department of Housing and Urban Development ("HUD") thereunder impose comprehensive national construction standards for manufactured homes and preempt conflicting state and local regulations. Failure to comply with the HUD regulations could expose the Company to a wide variety of sanctions, including the closing of the Company's plants. HUD has recently amended manufactured homes construction safety standards to improve the wind force resistance of manufactured homes sold for occupancy in coastal areas prone to hurricanes. Compliance with these new standards has increased the production costs for manufactured housing. There can be no assurance that the Company will be able to pass such increased production costs along to its customers. Certain components of manufactured homes are subject to regulation by the Consumer Product Safety Commission. Some states require that manufactured home producers post bonds to ensure the satisfaction of consumer warranty claims. Manufactured homes are also subject to other state and local regulations, including local zoning restrictions. In addition, the Company's trucking and finance subsidiaries, MH Transport, Inc. and Wenco, are subject to a variety of federal and state laws and regulations. Failure to comply with any of these laws or regulations could have a material adverse effect on the Company's business and results of operations.

      Dividends. The Company does not intend to pay cash dividends in the foreseeable future. The Company intends to retain any earnings for use in the operation and expansion of its business.

      Possible Volatility of Stock Price. The Common Stock of the Company is quoted on the Nasdaq National Market. However, there can be no assurance that, following this offering, a regular trading market for the Common Stock will be sustained. The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of the Common Stock.

   Contingent Repurchase Liability with Respect to Dealer Financing. Substantially all of the Company's dealers finance their purchases through "floor plan" arrangements under which a financial institution provides the dealer with a loan for the purchase price of the home, and maintains a security interest in the home as collateral. In connection with a floor plan arrangement, the financial institution which provides the dealer financing customarily requires the Company to enter into a separate repurchase agreement with the financial institution under which the Company is obligated, upon default by the dealer, to repurchase the homes at the Company's original invoice price plus certain administrative and shipping expenses less any principal payments made by the dealer. At March 29, 1996, the Company's contingent repurchase liability under floor plan financing arrangements was approximately $61.5 million. While homes that have been repurchased by the Company under floor plan financing arrangements are usually sold to other dealers and losses experienced to date under these arrangements have been insignificant, no assurance can be given that the Company will be able to sell to other dealers homes which it may be obligated to repurchase in the future under such floor plan financing arrangements or that the Company will not suffer losses with respect to, and as a consequence of, those arrangements.

   Legal Proceedings. The Company is the defendant in a lawsuit filed on March 27, 1996 in Fulton County Superior Court, Georgia by EurAm International, Inc., a former sales agent for the Company. On April 29, 1996 the Company removed the case to the United States District Court for the Northern District of Georgia in Atlanta. In this lawsuit, the plaintiff alleges that the Company has caused a breach to a written agreement relating to the sale of the Company's modular homes in Germany, including alleged misrepresentations and faulty performance, resulting in damages alleged to amount to $25 million. The Company's answer is not due until May 31, 1996. The Company believes the claim is without merit and intends to vigorously defend the claim. However, there can be no assurance that the Company will be successful in defending this claim.

   Reliance on Independent Dealers. At March 29, 1996, the Company sold manufactured homes through approximately 440 independent dealers at approximately 610 locations. The Company believes that the quality of its independent dealer network has been important to the Company's performance. The Company does not have formal marketing or other agreements with its dealers, and substantially all of the Company's dealers also sell homes of other manufacturers. While the Company believes its relations with its independent dealers are good, no assurance can be given that the Company will be able to maintain these relations or that these dealers will continue to sell the Company's homes.

   Shares Eligible for Future Sale. Following this offering, existing stockholders, officers and directors of the Company will continue to own an aggregate of 1,497,387 shares of Common Stock and, except as restricted by state and federal securities laws, such 1,497,387 shares of Common Stock will be eligible for resale at any time following the date of this Prospectus. Sales of substantial amounts of such Common Stock in the public market after this offering could adversely affect the market price of the Common Stock. The Company has registered on Form S-8 under the Securities Act of 1933 270,625 shares of Common Stock which are currently reserved for issuance pursuant to the Company's 1993 Stock Option Plan. Shares of Common Stock issued under this Plan to non-affiliates of the Company are freely tradable in the public market.

   Certain Anti-Takeover Provisions Affecting Stockholders. The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and, with respect to each series, to fix and determine, among other things, (i) its dividend rate; (ii) its liquidation preference;
(iii) whether or not such shares will be convertible into or exchangeable for any other securities or property; and (iv) whether or not such shares will have voting rights and, if so, the conditions under which said shares will vote as a separate class. The Company has no current plans to issue Preferred Stock for any purpose. However, were it inclined to do so, the Board of Directors could issue all or part of the Preferred Stock with (among other things) substantial voting powers or advantageous conversion rights. Such stock could be issued to persons deemed by the Board of Directors likely to support current management in a contest for control of the Company, either as a precautionary measure or in response to a specific takeover threat.

   Further, provisions of the Company's Certificate of Incorporation and By-Laws may make a takeover attempt more difficult and therefore may diminish the likelihood that a potential acquirer would launch such an attempt even if in a particular case it would be beneficial to the stockholders.


                                 USE OF PROCEEDS

      The proceeds from the sale of the shares of Common Stock offered hereby will be the property of the Selling Stockholder and will be used by it in its discretion. No part of the proceeds will be received by the Company.

                               SELLING STOCKHOLDER

      Lee Capital Holdings is the selling stockholder (the "Selling Stockholder") whose shares of Common Stock are being offered hereby. The Selling Stockholder is a partnership in which Jonathan O. Lee, the Chairman of the Board of Directors of the Company, is the general partner. Mr. Lee has sole voting and investment power with respect to the shares of Common Stock held by the Selling Stockholder. The following table sets forth (i) the number of shares of Common Stock beneficially owned by the Selling Stockholder as of May 13, 1996, (ii) the number of shares of Common Stock that may be offered by the Selling Stockholder under this Prospectus and (iii) the number of shares of Common Stock to be owned beneficially by the Selling Stockholder if all the shares that may be offered hereunder are sold. This information is based upon information received from or on behalf of the Selling Stockholder.

                                Shares Beneficially                        Shares
                                       Owned                         Beneficially Owned
                                Prior to Offering(1)                  After Offering (1)
                                --------------------                  -------------------
                                                       Number of
                                                         Shares
                                                      Which May Be
Name  of Beneficial Owner*      Number    Percentage   Offered(1)     Number    Percentage
- --------------------------      ------    ----------  -------------   ------    ----------
Lee Capital Holdings           1,231,756     12.3%      1,000,000     231,756     2.3%

- ---------------------
(1) Assumes the sale of all shares of Common Stock registered hereunder. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

      The price and manner of sale of the shares of Common Stock to be offered hereunder are in the sole discretion of the Selling Stockholder. The shares of Common Stock offered hereby may be offered through any of several methods, such as ordinary brokerage transactions or block transactions on the Nasdaq National Market at market prices, or in privately negotiated transactions at prices agreed upon by the parties. Neither the Company nor the Selling Stockholder has any agreement, arrangement or understanding with any broker or dealer entered into prior to the effective date of the Registration Statement of which this Prospectus is a part with respect to the sale of the Common Stock offered hereby.

                                  LEGAL MATTERS

      The validity of the securities offered hereby has been passed upon for the Company by Messrs. Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

                                     EXPERTS

      The audited Consolidated Financial Statements and schedules included or incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution Set forth below is an estimate of the fees and expenses payable in connection with the distribution of the Common Stock which will be paid by the Selling Stockholder.


SEC Registration Fee ................           $ 6,099
Accounting Fees and Expenses ........             2,000*
Legal Fees and Expenses .............             7,500*
Miscellaneous .......................               401*
                                                -------
    TOTAL ...........................           $16,000*
                                                =======

- --------------------
* Estimated

Item 15.  Indemnification of Directors and Officers

      Article ELEVENTH of the Certificate of Incorporation of the Company provides as follows:

            No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under
      Section 174 of the General Corporation Law of Delaware, or (iv) of any transaction from which the director derived an improper personal benefit.

      Section 145 of the General Corporation Law of the State of Delaware permits the indemnification and insurance of the Company's directors and officers under certain circumstances.

      In addition, Article 10 of the By-Laws of the Company provides as follows:

                                   ARTICLE 10

                                 INDEMNIFICATION

            Section 10.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believe to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            Section 10.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 10.3 Expenses. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            Section 10.4 Authorization. Any indemnification under Sections 10.1 and 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

            Section 10.5 Advance Payment of Expenses. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such officer or Director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article 10. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            Section 10.6 Non-Exclusiveness. The indemnification provided by this
      Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 10.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the

      Corporation would have the power to indemnify him against such liability under the provisions of this Article 10.

            Section 10.8 Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

            Section 10.9. Additional Indemnification. In addition to the foregoing provisions of this Article 10, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 10.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

Item 16.  Exhibits

Exhibit
 Number                               Title
- -------                               -----
   5    --  Opinion of Brown, Rudnick, Freed & Gesmer.
 23.1   --  Consent of Brown, Rudnick, Freed & Gesmer. (included in
            Exhibit 5.)
 23.2   --  Consent of Arthur Andersen LLP.
  24    --  Power of Attorney (Included on Signature Page of this
            Registration Statement.)

The following Exhibits are incorporated herein by reference.

  3.1   --  Certificate of Incorporation of the Company.  (Filed as
            Exhibit 3.1 to the Registration Statement on Form S-1, Registration No. 33-57420.)
  3.2 -- By-Laws of the Company. (Filed as Exhibit 3.2 to the Registration Statement on Form S-1, Registration No.
            33-57420.)
  4.1 -- Specimen of Stock Certificate. (Filed as Exhibit 4.1 to the Registration Statement on Form S-1, Registration No. 33-57420.)
  4.7 -- Southern Development Council, Inc. Promissory Note. (Filed as Exhibit 4.10 to the Registration Statement on Form S-1, Registration No. 33-57420.)
  4.8 -- First Alabama Bank Commercial Note and Security Agreement, dated September 18, 1988. (Filed as Exhibit 4.11 to the Registration Statement on Form S-1, Registration No.
            33-57420.)
  4.9   --  Stockholders' Agreement, dated as of June 8, 1989 (Filed as
            Exhibit 4.12 to the Registration Statement on Form S-1, Registration No. 33-57420.)
 4.10   --  Form of First Amendment to Stockholders' Agreement, dated as of
            January 13, 1993. (Filed as Exhibit 4.13 to the Registration Statement on Form S-1, Registration No.
            33-57420.)

Item 17.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby further undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

      (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Alabama, on the 14th day of May 1996.

                                SOUTHERN ENERGY HOMES, INC.



                                By: /s/Wendell L. Batchelor
                                    ----------------------------------------
                                    Wendell L. Batchelor,
                                    President and Chief Executive Officer



                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jonathan O. Lee, Wendell L. Batchelor, Keith W. Brown and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                   Date
         ---------                       -----                   ----
 /s/Wendell L. Batchelor        President, Chief              May 14, 1996
- --------------------------      Executive Officer
   Wendell L. Batchelor         (Principal Executive
                                Officer) and Director

    /s/Johnny R. Long           Vice President and            May 14, 1996
- --------------------------      Director
     Johnny R. Long

     /s/Keith W. Brown          Chief Financial Officer       May 14, 1996
- --------------------------      (Principal Financial and
      Keith W. Brown            Principal Accounting
                                Officer), Treasurer,
                                Secretary  and Director

     /s/Jonathan O. Lee         Chairman of the Board of      May 14, 1996
- --------------------------      Directors
     Jonathan O. Lee

- --------------------------      Director                      May   , 1996
     Paul J. Evanson

- --------------------------      Director                      May   , 1996
   Joseph J. Incandela

                                EXHIBIT INDEX

Exhibit                                                                      Sequential
 Number                                                                       Page No.
- -------                                                                      ----------
   5    -- Opinion of Brown, Rudnick, Freed & Gesmer .....................
  23.1  --  Consent of Brown, Rudnick, Freed & Gesmer (included in
            Exhibit 5.) ..................................................
  23.2  --  Consent of Arthur Andersen LLP ...............................
   24   --  Power of Attorney (Included on Signature Page of this
            Registration Statement.) .....................................

The following Exhibits are incorporated herein by reference.

  3.1   --  Certificate of Incorporation of the Company.  (Filed as
            Exhibit 3.1 to the Registration Statement on Form S-1,
            Registration No. 33-57420.) ..................................
  3.2    -- By-Laws of the Company.  (Filed as Exhibit 3.2 to the
            Registration Statement on Form S-1, Registration No.
            33-57420.) ...................................................
  4.1   --  Specimen of Stock Certificate.  (Filed as Exhibit 4.1 to
            the Registration Statement on Form S-1, Registration No.
            33-57420.) ...................................................
  4.7   --  Southern Development Council, Inc. Promissory Note.
            (Filed as Exhibit 4.10 to the Registration Statement on
            Form S-1, Registration No. 33-57420.) ........................
  4.8   --  First Alabama Bank Commercial Note and Security
            Agreement, dated September 18, 1988.  (Filed as Exhibit
            4.11 to the Registration Statement on Form S-1,
            Registration No. 33-57420.) ..................................
  4.9   --  Stockholders' Agreement, dated as of June 8, 1989 (Filed as Exhibit 4.12 to the Registration Statement on Form
            S-1, Registration No. 33-57420.) .............................
  4.10  --  Form of First Amendment to Stockholders' Agreement,
            dated as of January 13, 1993. (Filed as Exhibit 4.13 to
            the Registration Statement on Form S-1, Registration
            No. 33-57420.) ...............................................
